Exhibit 6.40

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date:

Note Number:

$AMOUNT

CONVERTIBLE UNSECURED NOTE

THIS CONVERTIBLE UNSECURED NOTE is one of a series of duly authorized and validly issued Convertible Unsecured Notes of Elio Motors, Inc., a Delaware corporation (the “Company”), having its principal place of business at 2942 North 24th Street, Suite 114-700, Phoenix, Arizona 85016, designated as its Convertible Unsecured Note (this note, the “Note” and, collectively with the other such series of Notes, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to Stuart Lichter or his registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of AMOUNT ($AMOUNT) on DATE (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.  This Note is subject to the following additional provisions:

Section 1.          Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 5(b).

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company; (b) there is commenced against the Company any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (e) the Company makes a general assignment for the benefit of creditors; (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, $0.01 par value per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Default Amount” shall have the meaning set forth in Section 7(b).

“Event of Default” shall have the meaning set forth in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 5(b).

“IPO Date” means the effective date of the registration statement filed with the Securities and Exchange Commission on August 3, 2017 (File No. 333-219650).

“IPO Price” shall mean the per share price at which Common Stock is offered by the Borrower to the public pursuant to the registration statement filed with the Securities and Exchange Commission on August 3, 2017 (File No. 333-219650).

“Market Price” means the average of the Trading Prices for the Common Stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Date.

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE MKT, the OTCQB, the OTCQX or the OTC Bulletin Board.

“Trading Price” means, for any security as of any date, the closing bid price of such security on the principal Trading Market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”.  If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes.

Section 2.          Interest.

a)          Payment of Interest in Cash.  The Company shall pay interest to the Holder on the aggregate then unconverted and outstanding principal amount of this Note at the rate of five percent (5%) per annum, payable on the Maturity Date, in cash.

b)          Interest Calculations.  Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.  Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein.  Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

Section 3.          Registration of Transfers and Exchanges.

a)          Different Denominations.  This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be payable for such registration of transfer or exchange.

b)          Limitations on Transfer.  This Note may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

c)          Reliance on Note Register.  Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.           Conversion.

a)          Voluntary Conversion.  At any time commencing six (6) months after the Original Issue Date until this Note is no longer outstanding, this Note, including the accrued and unpaid interest thereon, shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time.  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted.  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion, less the amount allocable to the accrued and unpaid interest.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.  The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b)          Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to the lesser of (i) seventy-five percent (75%) of the IPO Price or (ii) the Market Price (the “Conversion Price”).

c)	Mechanics of Conversion.

i.          Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding amount of this Note to be converted and accrued interest, if any, by (y) the Conversion Price.

ii.          Delivery of Certificate Upon Conversion.  Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares.  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 4(a) and in this Section 4(c), the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

iii.          Failure to Deliver Certificates.  If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return the Common Stock certificates representing the principal amount of this Note tendered for conversion to the Company.

iv.          Reservation of Shares Issuable Upon Conversion.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

v.          Fractional Shares.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock.  Fractional amounts shall be rounded to the nearest whole share.

vi.          Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.          Certain Adjustments.

a)          Stock Dividends and Stock Splits.  If the Company, at any time after the IPO Date: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes); (ii) subdivides outstanding shares of Common Stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the IPO Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

b)          Fundamental Transaction.  If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(b) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

c)          Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

d)          Notice to the Holder.

i.          Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.          Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6.          Negative Covenants.  As long as any portion of this Note remains outstanding, the Company shall not, directly or indirectly:

a)          amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

b)          pay cash dividends or distributions on any equity securities of the Company;

c)         enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

d)          enter into any agreement with respect to any of the foregoing.

Section 7.          Events of Default.

a)          “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.          any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within twenty (20) Trading Days;

ii.          any representation or warranty made in this Note, any written statement pursuant hereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iii.          the Company shall be subject to a Bankruptcy Event;

iv.          the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (A) involves an obligation greater than $10,000,000, whether such indebtedness now exists or shall hereafter be created, and (B) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

v.          the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof; or

vi.          any monetary judgment, writ or similar final process shall be entered or filed against the Company or any of its property or other assets for more than $10,000,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b)          Remedies Upon Event of Default.  If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash (the “Default Amount”).  Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of ten percent (10%) per annum or the maximum rate permitted under applicable law.  Upon the payment in full of the Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8.          Miscellaneous.

a)          Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (602) 424-5757 Attention: Connie Grennan or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 8.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)          Absolute Obligation.  Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.  This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c)          Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the Maricopa County, Arizona.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Maricopa County for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such courts, that such suit, action or proceeding is improper or in an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.  If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e)          Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver by the Company or the Holder must be in writing.

f)          Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)          Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)          Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i)          Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (A) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (B) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 8(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ELIO MOTORS, INC.

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert amounts owed under the Convertible Unsecured Note of Elio Motors, Inc., a Delaware corporation (the “Company”), into shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Date to Effect Conversion:
Principal Amount of Note to be Converted:
Accrued interest:
Total Amount to be Converted:
Conversion Price:
Number of shares of Common Stock to be issued:
Signature:
Name:
Address:

Phone number:
Email address:

Schedule 1

CONVERSION SCHEDULE

The Convertible Unsecured Note in the aggregate principal amount of $AMOUNT is issued by Elio Motors, Inc.  This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest